The CIT Group/
                  Credit Finance
                  3rd Floor
                  300 S Grand Avenue
                  Los Angeles, CA  90071
                  Tel:  213 613-2500
                  Fax:  213 613-2501



  THE
  CIT

GROUP

June 7, 1999


Laser-Pacific Media Corporation
Laser Edit Inc.
PDS Video Productions, Inc.
Spectra Systems, Inc.
Pacific Film Laboratories Inc.
Pacific Video, Inc.
809 North Cahuenga Blvd.
Los Angeles, CA  90038
Attention:  James Parks, Chief Executive Officer

        Re: Loan and Security Agreements with The CIT Group/Credit Finance, Inc.
                                            - AMENDMENT NO. 8-

Gentlemen:

Reference is made to your respective Loan and Security Agreements wherein each of you is a "Borrower" and The CIT Group/Credit Finance, Inc. is the "Lender", all of which Loan and Security Agreements are dated August 3, 1992 (the "Agreements"). Lender and each Borrower have agreed to amend the Agreements as follows effective immediately. Except as amended herein, the Agreements shall remain unchanged and in full force and effect.

1.           Accounts Receivable.

        Notwithstanding any language in Section 5.1 of the Agreements, and provided Borrower is not in Default to Lender, Borrower shall not be obligated to remit proceeds of its accounts to Lender provided Lender is not lending against said accounts.

        If Borrower subsequently desired to request advances against the accounts, Borrower must provide Lender with at least 30 days prior written notice of its intention to request such advances to allow Lender sufficient time to conduct a field examination of Borrower's facilities, update its reporting and conduct any other due diligence.

2.           Field Examination Fees.

        Notwithstanding any language in Section 6.13(d) of the Agreements, provided Lender is not lending against accounts and provided Borrower is not in Default to Lender, the aggregate Per Diem Charges for field examinations shall be limited to $5,000.00 per contract year.

3.           Minimum Borrowing Reduction.

        Section 10.1(e) of each of the Agreements is hereby amended to provide that the Minimum Borrowing shall equal the Term Loan balance, provided Lender is not lending against accounts. If Lender is lending against accounts, the Minimum Borrowing shall be $2,000,000.00.

5.           Interest Rate Reduction.

        Section 10.4(a) of each of the Agreements is hereby amended to read as follows:

        "(a)(1)  Interest Rate for Revolving Loans:   Prime Rate plus 1.0% over
                                                              a 360-day year

        (a)(2)  Interest Rate for Term Loans:         Prime Rate plus 1.0% over
                                                              a 360-day year"

6.           Facility Fee Reduction.

        Section 10.4(b) of each of the Agreements is hereby amended to eliminate the Facility Fee requirement.